    As filed with the Securities and Exchange Commission on January 2, 2002.
                                                     Registration No. 333-00829
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         INGERSOLL-RAND COMPANY LIMITED
             (Exact Name of Registrant as Specified in its Charter)

                         BERMUDA                                                      N/A
             (State or other jurisdiction of                         (I.R.S. Employer Identification No.)
              incorporation or organization)

                  200 CHESTNUT RIDGE ROAD                                            07677
                WOODCLIFF LAKE, NEW JERSEY                                        (Zip Code)
         (Address of principal executive offices)


           INGERSOLL-RAND COMPANY LIMITED INCENTIVE STOCK PLAN OF 1995
                            (Full title of the plan)

                            PATRICIA NACHTIGAL, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             200 CHESTNUT RIDGE ROAD
                        WOODCLIFF LAKE, NEW JERSEY 07677
                                 (201) 573-0123
            (Name, Address, Including Zip Code, and Telephone Number,
                    Including Area Code of Agent for Service)

                                   ----------

                                    Copy to:
                            Jonathan B. Newton, Esq.
                                Baker & McKenzie
                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201
                                 (214) 978-3000

                                   ----------

                                EXPLANATORY NOTE

Reorganization of Ingersoll-Rand Company to Bermuda

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-00829 (this "Registration Statement"), is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Securities Act"), by Ingersoll-Rand Company Limited, a Bermuda company ("IR-Limited"), which is the successor issuer to Ingersoll-Rand Company, a New Jersey corporation ("IR-New Jersey"), following a corporate reorganization (the "Reorganization") that became effective on December 31, 2001. The Reorganization was effected through the merger of IR Merger Corporation, a New Jersey corporation, with and into IR-New Jersey with the result that IR-New Jersey became an indirect, wholly-owned subsidiary of IR-Limited. Pursuant to the Reorganization, the Ingersoll-Rand Company Incentive Stock Plan of 1995, approved by the stockholders of IR-New Jersey on April 29, 1995 (the "Plan"), was renamed the Ingersoll-Rand Company Limited Incentive Stock Plan of 1995 and was assumed by IR-Limited. Class A common shares, par value $1.00 per share, of IR-Limited ("IR-Limited Class A Common Shares") will henceforth be issuable under the Plan in lieu of shares of common stock of IR-New Jersey. IR-Limited expressly adopts this Registration Statement as its own registration statement for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by IR-New Jersey (including IR-Limited, as successor issuer) are hereby incorporated by reference into this Registration Statement.

         (a)      Current Report on Form 8-K, dated February 6, 2001;

         (b)      Current Report on Form 8-K, dated February 9, 2001;

         (c)      Current Report on Form 8-K/A, dated February 9, 2001;

         (d)      Current Report on Form 8-K, dated September 30, 2001;

         (e)      Current Report on Form 8-K, dated October 16, 2001;

         (f)      Current Report on Form 8-K, dated December 21, 2001;

         (g)      Current Report on Form 8-K, dated December 31, 2001;

         (h) Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (i)      Quarterly Report on Form 10-Q for the quarter ended
March 31, 2001;

         (j)      Quarterly Report on Form 10-Q for the quarter ended
June 30, 2001;

         (k) Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; and

         (l) The description of the IR-Limited Class A Common Shares and the Preference Share Purchase Rights to purchase Series A Preference Shares in the Registration Statement on Form 8-A dated December 20, 2001, including all amendments and reports filed for the purpose of updating such descriptions.

         All documents subsequently filed by IR-Limited pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 98 of the Companies Act 1981 of Bermuda (the "Companies Act") provides generally that a Bermuda company may indemnify its directors and officers against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which a judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

         Bye-law 26 of the Amended and Restated Bye-laws of IR-Limited provides that IR-Limited shall indemnify any current or former director or officer of IR-Limited or any person who, while a director or officer of IR-Limited, is or was serving at the request of IR-Limited as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, general or limited partnership, firm, association, trust, estate, company (including a limited liability company) or other enterprise to the fullest extent permitted under Bermuda law. IR-Limited may also indemnify any employee or agent of IR-Limited to the fullest extent provided by Bermuda law.

         Bye-law 26 further gives claimants certain rights with respect to claims for indemnification not paid by IR-Limited after 60 days following a written request. The indemnification provisions in Bye-law 26 are not exclusive of other rights to which a director or officer may be entitled.

         IR-Limited has a liability insurance policy in effect that covers certain claims against any officer or director of IR-Limited by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

          EXHIBIT
           NUMBER                      DESCRIPTION

            4(i) Memorandum of Association of IR-Limited (incorporated by reference to Exhibit 3.1 of IR-Limited's Registration Statement on Form S-4, Registration No. 333-71642)

           4(ii) Amended and Restated Bye-laws of IR-Limited (incorporated by reference to Exhibit 3.2 of IR-Limited's Registration Statement on Form S-4, Registration No. 333-71642)

           4(iii) Specimen IR-Limited Class A Common Share certificate (incorporated by reference to Exhibit 4.4 of IR-Limited's Registration Statement on Form S-4, Registration No. 333-71642)

           4(iv) Rights Agreement between IR-Limited and The Bank of New York, as Rights Agent, which includes the Form of Right Certificate as Exhibit B thereto (incorporated by reference to Exhibit 4.2 of IR-Limited's Registration Statement on Form S-4, Registration No. 333-71642)

             5        Opinion of Conyers Dill & Pearman

            23.1      Consent of PricewaterhouseCoopers LLP

            23.2 Consent of Conyers Dill & Pearman (included in the opinion filed as Exhibit 5)

             24 Power of attorney (incorporated by reference to Exhibit 24 of the originally filed Registration Statement on Form S-8, Registration No. 333-00829)

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey on this 2nd day of January 2002.

                                    INGERSOLL-RAND COMPANY LIMITED


                                    By: /s/ Herbert L. Henkel
                                       ----------------------------------------
                                       Herbert L. Henkel
                                       Chairman, President,
                                       Chief Executive Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                          Title                              Date
                   ---------                                          -----                              ----
       /s/ Herbert L. Henkel                      Chairman, President, Chief Executive Officer      January 2, 2002
----------------------------------                and Director (Principal Executive Officer)
HERBERT L. HENKEL


       /s/ David W. Devonshire                    Executive Vice President and Chief Financial      January 2, 2002
----------------------------------                Officer (Principal Financial Officer)
DAVID W. DEVONSHIRE

       /s/ Steven R. Shawley                      Vice President and Controller                     January 2, 2002
----------------------------------                (Principal Accounting Officer)
STEVEN R. SHAWLEY

                                                  Director
----------------------------------
ANN C. BERZIN


              *                                   Director
----------------------------------
JOSEPH P. FLANNERY


                                                  Director
----------------------------------
PETER C. GODSOE


              *                                   Director
----------------------------------
CONSTANCE J. HORNER


              *                                   Director
----------------------------------
H. WILLIAM LICHTENBERGER


                                                  Director
----------------------------------
THEODORE E. MARTIN

                  *                               Director
------------------------------------
ORIN R. SMITH


                  *                               Director
------------------------------------
RICHARD J. SWIFT


                                                  Director
------------------------------------
TONY L. WHITE

*By:  /s/ Patricia Nachtigal
    --------------------------------
    Patricia Nachtigal                            Director                                          January 2, 2002

         Attorney-in-Fact

                                  EXHIBIT INDEX


   EXHIBIT
   NUMBER                             DESCRIPTION
   -------                            -----------
    4(i)       Memorandum of Association of IR-Limited (incorporated by
               reference to Exhibit 3.1 of IR-Limited's Registration Statement
               on Form S-4, Registration No. 333-71642)

    4(ii) Amended and Restated Bye-laws of IR-Limited (incorporated by reference to Exhibit 3.2 of IR-Limited's Registration Statement on Form S-4, Registration No. 333-71642)

   4(iii)      Specimen IR-Limited Class A Common Share certificate
               (incorporated by reference to Exhibit 4.4 of IR-Limited's
               Registration Statement on Form S-4, Registration No. 333-71642)

    4(iv)      Rights Agreement between IR-Limited and The Bank of New York, as
               Rights Agent, which includes the Form of Right Certificate as Exhibit B thereto (incorporated by reference to Exhibit 4.2 of IR-Limited's Registration Statement on Form S-4, Registration No.
               333-71642)

      5        Opinion of Conyers Dill & Pearman

    23.1       Consent of PricewaterhouseCoopers LLP

    23.2 Consent of Conyers Dill & Pearman (included in the opinion filed as Exhibit 5)

     24 Power of attorney (incorporated by reference to Exhibit 24 of the originally filed Registration Statement on Form S-8, Registration No. 333-00829)